UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2015

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)  The Board of Directors (the “Board”) of Argan, Inc. (the “Company”) appointed David Watson, age 39, as the Company’s Chief Financial Officer, effective October 15, 2015.  Mr. Watson is a CPA and has held senior financial positions with public and private companies for over 15 years.  Mr. Watson was the CFO of Gladstone Investment Corporation from 2010 until 2015 and also served as its Treasurer from 2012 until 2015.  In addition, Mr. Watson was the CFO of Gladstone Capital Corporation from 2011 until 2013 and served as its Treasurer from 2012 until 2015.  Gladstone Investment Corporation and Gladstone Capital Corporation are closed-end, non-diversified management investment companies.  Prior to Gladstone, Mr. Watson served as Director of Portfolio Accounting of MCG Capital Corporation from 2007 until 2010.  Mr. Watson holds a BS from Washington & Lee University and a MBA from the University of Maryland.

Mr. Watson will replace Cynthia Flanders, who will continue to serve on the Board.  Ms. Flanders’ resignation is not due to a disagreement with the Company or any of its directors regarding the Company’s operations, policies or practices.

On October 13, 2015, the Company entered into an employment agreement with Mr. Watson pursuant to which he will serve as the Company’s Senior Vice President and Chief Financial Officer (the “Agreement”).  The Agreement provides for an initial term of 16 months, which term shall automatically renew for successive one-year terms unless either Mr. Watson or the Company provides at least sixty (60) days’ written notice of an intention not to renew.  The Company may terminate Mr. Watson’s employment at any time for Cause (as defined in the Agreement) or, upon sixty (60) days’ written notice, for convenience.  Mr. Watson shall have the right to resign at any time upon sixty (60) days’ written notice, and under certain circumstance may resign for Good Reason (as defined in the Agreement), which would entitle him to continue to receive his base salary and be eligible to participate in the Company’s benefit plans for six (6) months following termination of his employment.  All such severance payments and benefits are conditioned on Mr. Watson’s execution of a release of claims in favor of the Company.

Pursuant to the Agreement, Mr. Watson will receive a base salary of $200,000 during the initial term, subject to adjustment by the Company.  Mr. Watson will be eligible to receive an annual bonus at the sole discretion of the Board, and is eligible to participate in all benefit plans applicable to executive employees of the Company.

The foregoing summary does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement that will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.  The Agreement is incorporated herein by reference.

A copy of the press release announcing the changes described above is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Argan, Inc. press release, dated October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: October 14, 2015	By:	/s/ Cynthia A. Flanders
Cynthia A. Flanders
Senior Vice President and Chief Financial Officer